UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 1, 2019

(Date of Report, Date of Earliest Event Reported)

COVIA HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Charter)

001-38510

(Commission File Number)

Delaware	13-2656671
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3 Summit Park Drive, Suite 700, Independence, Ohio	44131
(Address of Principal Executive Offices)	(Zip Code)

(800) 255-7263

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Covia Holdings Corporation (“we,” “us,” “our” or “registrant”) appointed Rory F. O’Donnell, Jr. to serve as our Senior Vice President, Controller and as our principal accounting officer, effective April 1, 2019.  Mr. O’Donnell, 41, has served as our Senior Vice President, Accounting and Tax since February 2019.  Prior to joining us, Mr. O’Donnell served as Senior Vice President and Controller of Signet Jewelers, Ltd. from October 2014 to February 2019, Assistant Controller of Cleveland-Cliffs Inc. from June 2012 to October 2014, and Assistant Controller of Ferro Corporation from June 2011 to June 2012.  Mr. O’Donnell also provided audit and advisory services while employed by KPMG from September 1999 to June 2011.  Mr. O’Donnell earned a Bachelor of Science degree in accounting from the University of Dayton, and is a certified public accountant licensed in the State of Ohio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COVIA HOLDINGS CORPORATION

Date:	April 4, 2019	/s/ Andrew D. Eich
Andrew D. Eich
Executive Vice President and Chief Financial Officer